Exhibit 99.1

Digimarc Reports Fourth Quarter and Fiscal Year 2022 Financial Results

Beaverton, Ore. – March 1 , 2023 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the fourth quarter and fiscal year ended December 31, 2022.

Fourth Quarter 2022 Financial Results

Subscription revenue for the fourth quarter of 2022 increased 13% to $4.1 million compared to $3.6 million in the fourth quarter of 2021, primarily reflecting subscription revenue from new commercial contracts and the contribution of subscription revenue post acquisition from EVRYTHNG, partially offset by $1.0 million of revenue from the sale of 10 non-core patents in the fourth quarter of 2021, and $0.6 million of lower subscription revenue as a result of sunsetting our Piracy Intelligence product.

Service revenue for the fourth quarter of 2022 decreased 11% to $3.1 million compared to $3.5 million in the fourth quarter of 2021, primarily reflecting lower service revenue from HolyGrail 2.0 recycling projects, partially offset by the contribution of service revenue post acquisition from EVRYTHNG.

Total revenue for the fourth quarter of 2022 increased 1% to $7.2 million compared to $7.1 million in the fourth quarter of 2021.

Gross profit for the fourth quarter of 2022 was $3.8 million compared to $5.0 million in the fourth quarter of 2021, primarily reflecting $1.1 million of amortization expense recognized in the fourth quarter of 2022 on the developed technology intangible asset acquired in the EVRYTHNG acquisition.

Non-GAAP gross profit for the fourth quarter of 2022 was $5.2 million compared to $5.3 million in the fourth quarter of 2021.

Operating expenses for the fourth quarter of 2022 increased 30% to $17.1 million compared to $13.2 million in the fourth quarter of 2021, primarily reflecting $2.9 million of operating expenses from EVRYTHNG post acquisition, $1.2 million of higher compensation costs due to annual compensation adjustments and higher headcount, and $0.3 million in non-cash lease impairment charges, partially offset by a reduction in other expenses.

Non-GAAP operating expenses for the fourth quarter of 2022 increased 38% to $14.3 million compared to $10.3 million in the fourth quarter of 2021.

Net loss for the fourth quarter of 2022 was $12.4 million or $(0.62) loss per common share compared to $8.2 million or $(0.50) loss per common share in the fourth quarter of 2021.

Non-GAAP net loss for the fourth quarter of 2022 was $8.2 million or $(0.41) loss per common share compared to $5.0 million or $(0.30) loss per common share in the fourth quarter of 2021.

Fiscal Year 2022 Financial Results

Subscription revenue for fiscal year 2022 increased 32% to $15.2 million compared to $11.5 million in fiscal year 2021, primarily reflecting the contribution of subscription revenue post acquisition from EVRYTHNG and subscription revenue from new commercial contracts, partially offset by $1.5 million of lower subscription revenue as a result of sunsetting our Piracy Intelligence product, $1.0 million of revenue from the sale of 10 non-core patents in 2021, and $0.4 million of upfront subscription revenue on a two-year contract signed in 2021.

Service revenue was flat year-over-year at $15.0 million, primarily reflecting the contribution of service revenue post acquisition from EVRYTHNG offsetting lower service revenue from HolyGrail 2.0 recycling projects.

Total revenue for fiscal year 2022 increased 14% to $30.2 million compared to $26.5 million in fiscal year 2021.

Gross profit for fiscal year 2022 was $15.3 million compared to $17.7 million in fiscal year 2021, primarily reflecting $4.4 million of amortization expense recognized in fiscal year 2022 on the developed technology intangible asset acquired in the EVRYTHNG acquisition, partially offset by gross profit contribution from higher subscription revenue.

Non-GAAP gross profit for the fiscal year 2022 was $21.3 million compared to $19.0 million in fiscal year 2021.

Operating expenses for fiscal year 2022 increased 34% to $77.1 million compared to $57.6 million in fiscal year 2021, primarily reflecting $15.8 million of EVRYTHNG operating expenses post acquisition, $6.6 million of higher compensation costs due to annual compensation adjustments and higher headcount, and $0.9 million in non-cash lease impairment charges, partially offset by $6.2 million of costs recognized in the second quarter of 2021 associated with the Separation Agreement we entered into with our former chief executive officer.

Non-GAAP operating expenses for fiscal year 2022 increased 43% to $61.8 million compared to $43.3 million in fiscal year 2021.

Net loss for fiscal year 2022 was $59.8 million or $(3.12) loss per common share compared to a net loss of $34.8 million or $(2.11) loss per common share in fiscal year 2021.

Non-GAAP net loss for fiscal year 2022 was $38.6 million or $(2.02) loss per common share compared to a net loss of $24.2 million or $(1.47) loss per common share in fiscal year 2021.

At December 31, 2022, cash, cash equivalents, short- and long-term marketable securities totaled $52.5 million compared to $41.6 million at December 31, 2021.

Conference call

Digimarc will hold a conference call today (Wednesday, March 1, 2023) to discuss these results and provide an update on market conditions and its execution of strategy. CEO Riley McCormack, CFO Charles Beck and CLO Joel Meyer will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay here and in the investor section of the company's website. The conference call script will also be posted to the company's website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time:

Toll-Free Number: 877-407-0832
International Number: +1 201-689-8433
Conference ID: 13734719

Company contact:

Charles Beck

Chief Financial Officer
Charles.Beck@digimarc.com

+1 503-469-4721

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About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a global leader in product digitization, delivering business value across industries through unique identifiers and cloud-based solutions. A trusted partner in deterring digital counterfeiting of global currency for more than 20 years, Digimarc reveals a product's journey to provide intelligence and promote a prosperous, safer, and more sustainable world. With Digimarc, you can finally see everything. And when you see everything, you can achieve anything. For more information, visit us at digimarc.com.

Forward-looking statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company's Form 10-K for the year ended December 31, 2021, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating expenses, Non-GAAP net loss, and Non-GAAP loss per common share (diluted). See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP financial measures are an important measure of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability.  Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing these non-GAAP financial measures, together with the reconciliation to GAAP, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc’s non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.  Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Twelve Month Information
	December 31,	December 31,	December 31,	December 31,
	2022	2021	2022	2021
Revenue:
Service	$3,120	$3,499	$14,978	$15,006
Subscription	4,098	3,626	15,219	11,514
Total revenue	7,218	7,125	30,197	26,520
Cost of revenue:
Service (1)	1,380	1,584	6,557	6,299
Subscription (1)	944	586	3,878	2,478
Amortization expense on acquired intangible assets	1,077	—	4,439	—
Total cost of revenue	3,401	2,170	14,874	8,777
Gross profit
Service (1)	1,740	1,915	8,421	8,707
Subscription (1)	3,154	3,040	11,341	9,036
Amortization expense on acquired intangible assets	(1,077)	—	(4,439)	—
Total gross profit	3,817	4,955	15,323	17,743
Gross profit margin:
Total	53%	70%	51%	67%
Service (1)	56%	55%	56%	58%
Subscription (1)	77%	84%	75%	78%

Operating expenses:
Sales and marketing	6,016	4,568	29,718	20,433
Research, development and engineering	6,759	4,612	26,490	17,542
General and administrative	3,918	4,023	18,945	19,634
Amortization expense on acquired intangible assets	100	—	1,064	—
Impairment of lease right of use assets and leasehold improvements	341	—	915	—
Total operating expenses	17,134	13,203	77,132	57,609

Operating loss	(13,317)	(8,248)	(61,809)	(39,866)
Other income:
Gain on extinguishment of note payable	—	—	—	5,094
Refundable tax credit	382	—	1,260	—
Other income	512	3	848	29
Other income, net	894	3	2,108	5,123
Loss before income taxes	(12,423)	(8,245)	(59,701)	(34,743)
(Provision) benefit for income taxes	(25)	1	(97)	(16)
Net loss	$(12,448)	$(8,244)	$(59,798)	$(34,759)

Loss per common share:
Loss per common share — basic	$(0.62)	$(0.50)	$(3.12)	$(2.11)
Loss per common share — diluted	$(0.62)	$(0.50)	$(3.12)	$(2.11)
Weighted average common shares outstanding — basic	19,921	16,565	19,140	16,463
Weighted average common shares outstanding — diluted	19,921	16,565	19,140	16,463

(1) Cost of revenue, Gross profit and Gross profit margin for Service and Subscription excludes amortization expense on acquired intangible assets.

Digimarc Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Twelve Month Information
	December 31,	December 31,	December 31,	December 31,
	2022	2021	2022	2021
GAAP gross profit	$3,817	$4,955	$15,323	$17,743
Amortization of acquired intangible assets	1,077	—	4,439	—
Amortization and write-off of other intangible assets	146	145	576	576
Stock-based compensation	177	178	913	693
Non-GAAP gross profit	$5,217	$5,278	$21,251	$19,012
Non-GAAP gross profit margin	72%	74%	70%	72%

GAAP operating expenses	$17,134	$13,203	$77,132	$57,609
Depreciation and write-off of property and equipment	(336)	(319)	(1,372)	(1,370)
Amortization of acquired intangible assets	(100)	—	(1,064)	—
Amortization and write-off of other intangible assets	(100)	(8)	(163)	(102)
Amortization of lease right of use assets under operating leases	(197)	(129)	(965)	(493)
Stock-based compensation	(1,802)	(1,410)	(10,376)	(11,243)
Impairment of lease right of use assets and leasehold improvements	(341)	—	(915)	—
Acquisition-related expenses	—	(1,029)	(447)	(1,140)
Non-GAAP operating expenses	$14,258	$10,308	$61,830	$43,261

GAAP net loss	$(12,448)	$(8,244)	$(59,798)	$(34,759)
Total adjustments to gross profit	1,400	323	5,928	1,269
Total adjustments to operating expenses	2,876	2,895	15,302	14,348
Gain on extinguishment of note payable	-	-	-	(5,094)
Non-GAAP net loss	$(8,172)	$(5,026)	$(38,568)	$(24,236)

GAAP loss per common share (diluted)	$(0.62)	$(0.50)	$(3.12)	$(2.11)
Non-GAAP net loss	$(8,172)	$(5,026)	$(38,568)	$(24,236)
Non-GAAP loss per common share (diluted)	$(0.41)	$(0.30)	$(2.02)	$(1.47)

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents (1)	$33,598	$13,789
Marketable securities (1)	18,944	19,537
Trade accounts receivable, net	5,427	6,368
Loan receivable from related party	—	2,001
Other current assets	6,172	2,316
Total current assets	64,141	44,011
Marketable securities (1)	—	8,292
Property and equipment, net	2,390	2,875
Intangibles, net	33,170	6,611
Goodwill	8,229	1,114
Lease right of use assets	4,720	1,300
Other assets	1,127	673
Total assets	$113,777	$64,876

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$5,989	$4,727
Deferred revenue	4,145	2,989
Total current liabilities	10,134	7,716
Long-term lease liabilities	5,977	1,028
Other long-term liabilities	76	752
Total liabilities	16,187	9,496

Shareholders' equity:
Preferred stock	50	50
Common stock	20	17
Additional paid-in capital	367,692	261,324
Accumulated deficit	(265,809)	(206,011)
Accumulated other comprehensive loss	(4,363)	—
Total shareholders' equity	97,590	55,380

Total liabilities and shareholders' equity	$113,777	$64,876

(1) Aggregate cash, cash equivalents, and marketable securities was $52,542 and $41,618 at December 31, 2022 and December 31, 2021, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Twelve Month Information
	December 31,	December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(59,798)	$(34,759)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and write-off of property and equipment	1,372	1,370
Amortization of acquired intangible assets	5,503	—
Amortization and write-off of other intangible assets	739	678
Amortization of lease right of use assets under operating leases	965	493
Amortization of net premiums on marketable securities	—	650
Gain on extinguishment of note payable	—	(5,032)
Stock-based compensation	11,289	11,936
Impairment of lease right of use assets and leasehold improvements	915	—
Increase in allowance for doubtful accounts	89	—
Changes in operating assets and liabilities:
Trade accounts receivable	2,232	(2,647)
Other current assets	(1,933)	(119)
Other assets	(520)	(83)
Accounts payable and other accrued liabilities	(3,856)	2,078
Deferred revenue	(371)	(10)
Lease liability and other long-term liabilities	(1,034)	(671)
Net cash used in operating activities	(44,408)	(26,116)

Cash flows from investing activities:
Net cash paid for acquisition	(3,512)	—
Loan to related party	—	(2,000)
Purchase of property and equipment	(934)	(966)
Capitalized patent costs	(533)	(606)
Proceeds from maturities of marketable securities	21,425	82,076
Purchases of marketable securities	(12,689)	(52,523)
Net cash provided by investing activities	3,757	25,981

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	62,890	—
Purchase of common stock	(2,356)	(5,772)
Loan repayment	(35)	—
Net cash provided by (used in) financing activities	60,499	(5,772)
Effect of exchange rate on cash	(39)	—
Net increase (decrease) in cash and cash equivalents (2)	$19,809	$(5,907)

Cash, cash equivalents and marketable securities at beginning of period	41,618	77,728
Cash, cash equivalents and marketable securities at end of period	52,542	41,618
(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$10,924	$(36,110)

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